UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006

ENTREMETRIX CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-33109	81-0444479
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18101 Von Karman Avenue, Suite 330, Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-798-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On February 21, 2006, the board of Directors of Entremetrix, Inc. elected Patrick Shane, and Richard Granieri to the Entremetrix Board of Directors.

Mr. Shane, age 55, has worked in business finance for over twenty five years with a focus on corporate finance, advising small and micro-cap companies on the U.S. public financial markets for the last fifteen years. His professional network extends through Europe and Asia and produces significant merger and investment opportunities for U.S. clients. Mr. Shane has established an extensive network within the investment banking community, including a broad range of institutional funds. Prior to specializing in the equities market, Mr. Shane served as a senior financial and marketing executive with ASCAP, the world’s largest music performing rights organization. Mr. Shane holds a B.S. degree in Finance from the University of Central Florida, Orlando.

Mr. Granieri, age 62, is an Independent Business Consultant for private and public companies. Mr. Granieri has an extensive background with communications and marketing to the financial community. Mr. Granieri has held a series 6, 7, and 24 licenses and managed investment portfolios with Schneider Securities. He has managed retail brokerage office, investor relations, private placements and investment banking activities. Mr. Granieri attended Cal Poly San Luis Obispo majoring in Engineering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMETRIX, INC.
(Registrant)

Date: February 22, 2006.
/s/ Scott Absher
Scott Absher, CEO